Exhibit 99.1

Nortek Completes Acquisition of Thomas & Betts’ HVAC Business
Providence, RI, April 30, 2014 - Nortek, Inc. (Nasdaq: NTK), a global diversified company with leading brands and innovative air management and technology-driven products and solutions for residential and commercial applications, today announced the closing of its previously disclosed acquisition of the heating, ventilation and air conditioning (HVAC) business of Thomas & Betts Corporation, which is a wholly owned subsidiary of ABB Ltd (VTX: ABBN), a global power and automation company.
Thomas & Betts’ HVAC business (“T&B HVAC”) designs, manufactures and sells unit heaters, radiant heaters and rooftop heating, ventilation and cooling products for industrial and commercial applications primarily in North America and Europe. T&B HVAC includes Reznor LLC (U.S.), AmbiRad Ltd (U.K.), Reznor Europe, N.V. (Belgium), Reznor Ltd. (U.K.), Gaz Industrie S.A.S. (France) and manufacturing operations in Monterrey, Mexico. Principal end-use applications for T&B HVAC products include warehouses, factories, restaurants, retail locations and institutions and other applications.
Nortek acquired T&B HVAC for approximately $260 million on a cash and debt-free basis. The company financed the purchase, repaid approximately $93 million of outstanding indebtedness under its existing senior secured term loan, and paid related fees and expenses with proceeds of an approximately $350 million senior secured term loan and cash on hand.
“Acquiring T&B HVAC helps us link our three major segments in the air management category, which include Residential Ventilation (RESV), Residential Heating and Cooling (RHC) and Custom and Engineered Solutions (CES),” said Nortek President and Chief Executive Officer Michael J. Clarke. “In addition, acquiring this business will open the door to cross-selling opportunities, as well as cost synergies, particularly in the areas of supply chain, manufacturing and logistics. In addition, it will enable us to extend our air management business into attractive adjacent segments of the HVAC market in the United States and Europe.”
About ABB
ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 150,000 people.
About Nortek
Nortek* is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The company’s broad array of offerings includes audio/video and security solutions, digital display mounting solutions, ventilation products such as range hoods and bathroom fans, heating and cooling products, and air management systems.
*As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Nortek’s proposed acquisition of the heating, ventilation and air conditioning business of Thomas & Betts Corporation. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "should," “will,” or "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the potential for the acquisition of the Thomas & Betts Heating, Ventilation and Air Conditioning business (“T&B HVAC”) to open the door to cross-selling opportunities for Nortek as well as cost synergies, particularly in the areas of supply chain, manufacturing and logistics, the potential for the T&B HVAC acquisition to enable Nortek to extend its air management business into attractive adjacent segments of the HVAC market in the United States and Europe, the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, prices, and product and warranty liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under 1A in our annual report on Form 10-K, as updated on subsequent quarterly reports on Form 10-Q.
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